Exhibit 10.2
A request for confidential treatment has been made with respect to portions of the following document that are marked [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of August 2, 2011 by and between DAIRYLAND USA CORPORATION, a New York corporation, THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC, a Delaware limited liability company, BEL CANTO FOODS, LLC, a New York limited liability company, THE CHEFS’ WAREHOUSE WEST COAST, LLC, a Delaware limited liability company, THE CHEFS’ WAREHOUSE OF FLORIDA, LLC, a Delaware limited liability company, THE CHEFS’ WAREHOUSE, INC., a Delaware corporation, and CHEFS’ WAREHOUSE PARENT, LLC, a Delaware limited liability company (each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative and collateral agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below and each other Secured Party.
PRELIMINARY STATEMENT
     The Grantors, the Administrative Agent, the other Loan Parties and the Lenders are entering into a Credit Agreement dated as of August 2, 2011 (as it may be amended or modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations, including the obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement.
     ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Lenders and other Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
     1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
     1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:
     “Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
     “Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to the Grantor under those contracts set forth on Exhibit J hereto, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

     “Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
     “Collateral” shall have the meaning set forth in Article II.
     “Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.
     “Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).
     “Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
     “Collection Account” shall have the meaning set forth in Section 7.1(b).
     “Commercial Tort Claims” means all existing commercial tort claims (as defined in Article 9 the UCC) of the Grantors, including those listed on Exhibit K.
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
     “Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
     “Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and Control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.
     “Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Documents” shall have the meaning set forth in Article 9 of the UCC.
     “Equipment” shall have the meaning set forth in Article 9 of the UCC.
     “Excluded Accounts” means (x) petty cash accounts holding less than $25,000 individually and $150,000 in the aggregate and (y) payroll, tax or insurance trust accounts holding only funds necessary to fund the accrued payroll, employee benefit, tax or insurance obligations of the Borrowers and Subsidiaries.
     “Excluded Assets” means (a) any Grantor’s right, title or interest in any license, contract, document, instrument or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract, document, instrument or agreement result in a breach of the terms of, or constitute a default under, such license, contract, document, instrument or agreement (other than to the extent that any such term (x) has been waived or (y) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 or other applicable provisions of the

UCC of any relevant jurisdiction or any other applicable law (including bankruptcy laws) or principles of equity); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in such property as if such terms had never been in effect; and (b) any Trademark application filed on an intent to use basis until such time as a statement of use has been filed and accepted by the U.S. Patent and Trademark Office.
     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “Farm Products” shall have the meaning set forth in Article 9 of the UCC.
     “Fixtures” shall have the meaning set forth in Article 9 of the UCC.
     “General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
     “Goods” shall have the meaning set forth in Article 9 of the UCC.
     “Instruments” shall have the meaning set forth in Article 9 of the UCC.
     “Inventory” shall have the meaning set forth in Article 9 of the UCC.
     “Investment Property” shall have the meaning set forth in Article 9 of the UCC.
     “Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
     “Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
     “Lock Boxes” shall have the meaning set forth in Section 7.1(a).
     “Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).
     “Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
     “Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.
     “Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
     “Required Secured Parties” means (a) prior to the date upon which the Credit Agreement has been terminated in writing and all of the Obligations have been paid in full, the Required Lenders, and (b) after the Credit Agreement has been terminated in writing and all of the Obligations have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), Lenders holding (directly or through Affiliates) in the aggregate at least 66 2/3% of the aggregate net early termination payments and all other amounts then due and unpaid from any Grantor to the Lenders under any Swap Agreement, as determined by the Administrative Agent in its reasonable discretion.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
     “Security” shall have the meaning set forth in Article 8 of the UCC.
     “Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.
     “Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
     “Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
GRANT OF SECURITY INTEREST
     Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:
(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims;

(xvi)	all Assigned Contracts;

(xvii)	all Farm Products; and

(xviii)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding anything contained in this Security Agreement to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed or required to have granted a security interest in, any Excluded Asset. The foregoing exclusion shall not include, and shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing Lien on, any proceeds, products, substitutions or replacements of any Excluded Asset unless such proceeds, products, substitutions or replacements otherwise constitute an Excluded Asset.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Grantor represents and warrants to the Administrative Agent and the Lenders that:
     3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing such financing statements, subject only to Liens permitted under Section 4.1(e).
     3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.
     3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.
     3.4. Collateral Locations. As of the date hereof, all of such Grantor’s locations where Collateral with a value in excess of $25,000 individually or $100,000 in the aggregate (other than Collateral in transit or out for repair or laptop computers, cellular telephones and/or other electronic devices held by employees) is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.
     3.5. Deposit Accounts. All of such Grantor’s Deposit Accounts are listed on Exhibit B.
     3.6. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as set forth on Exhibit A, such Grantor has not, during the past five years, been known by or used any other corporate name or trade name, or been a party to any merger or consolidation, or been a party to any acquisition.
     3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor with a value of $100,000 individually. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).
     3.8. Accounts and Chattel Paper.
          (a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
          (b) With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts (other than such Accounts that the Administrative Agent has determined to be ineligible in its Permitted Discretion and with respect to which notice of such determination has not been provided to the Borrower Representative or has been provided less than three Business Days prior to the date of such Collateral Report); (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) to such Grantor’s knowledge, there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Administrative Agent; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (vi) such Grantor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.
          (c) In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent (other than with respect to any Accounts not constituting Eligible Accounts); (ii) no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

     3.9. Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A or such other location permitted by Section 4.1(g), (b) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for the security interest granted to the Administrative Agent hereunder and as expressly permitted pursuant to Section 6.02 of the Credit Agreement, (c) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (d) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (e) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (f) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
     3.10. Intellectual Property. Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright, or Licenses with respect thereto, except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and the short-form trademark security agreement to be executed and delivered by the Grantors on the date hereof with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s U.S. Patents, U.S. Trademarks and U.S. Copyrights; provided however that additional filings may be necessary to perfect the Administrative Agent’s security interest in any Patents, Trademarks or Copyrights acquired after the date hereof, and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor.
     3.11. Filing Requirements. None of its Equipment is covered by any certificate of title, except for its trucks and other motor vehicles. Except as set forth on Exhibit E, none of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) its trucks and other motor vehicles and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.
     3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent as the secured party and (b) in respect to those expressly permitted pursuant to Section 6.02 of the Credit Agreement.
     3.13. Pledged Collateral.
          (a) Exhibit G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has, to such Grantor’s knowledge, been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness and is the legal, valid and binding obligation of such issuer.
          (b) In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.
          (c) Except as set forth in Exhibit G, such Grantor owns 100% of the issued and outstanding Equity Interests of the issuer of such Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.
ARTICLE IV
COVENANTS
     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:
     4.1. General.
          (a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time request.
          (b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first-priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, promptly furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such reasonable detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions necessary, or as may be reasonably requested by the Administrative Agent, to defend title to the Collateral against all Persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.
          (d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.
          (e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) Liens that are expressly permitted pursuant to Section 6.02 of the Credit Agreement.
          (f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent as the secured party, and (ii) in respect of Liens that are expressly permitted pursuant to Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement related to the Secured Obligations without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC; provided, that filing of precautionary financing statements in accordance with Section 6.02(i) of the Credit Agreement shall not be deemed a violation of this clause (f).
          (g) Locations. Such Grantor will not maintain any Collateral owned by it with a value in excess of $25,000 individually or $100,000 in the aggregate (other than Collateral in transit or out for repair or laptop computers, cellular telephones or other electronic devices held by employees) at any location other than those locations listed on Exhibit A or those locations for which a Collateral Access Agreement has been delivered, except as expressly permitted by the Credit Agreement or Section 4.13 hereof or as otherwise consented to by Administrative Agent.
          (h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral; provided, that each Grantor shall strictly comply with its obligations with respect to the Collateral set forth in this Security Agreement and the other Loan Documents.
     4.2. Receivables.
          (a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.
          (b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it, unless such Grantor reasonably determines that the cost of enforcement is more than the amount reasonably expected to be received in connection with such Receivable.

          (c) Delivery of Invoices. Such Grantor will deliver to the Administrative Agent promptly upon its request duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall reasonably specify.
          (d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists outside the ordinary course of business or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Administrative Agent in writing. Such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $100,000 as soon as issued, and such Grantor shall promptly report each credit memorandum and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.
          (e) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in excess of $100,000 (individually or in the aggregate) in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
     4.3. Inventory and Equipment.
          (a) Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear and casualty in respect of the Equipment.
          (b) Returned Inventory. If an Account Debtor returns any Inventory with a value of $100,000 or more to such Grantor when no Event of Default exists, then such Grantor shall promptly report to the Administrative Agent the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.
          (c) Inventory Count; Perpetual Inventory System. Such Grantor will conduct cycle counts of its Inventory in a manner consistent with past practices and acceptable to the Administrative Agent; provided that if an Event of Default is continuing, the Administrative Agent may require that such Grantor conduct a physical count of its Inventory, at such Grantor’s expense, within ten days of such request. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.
          (d) Equipment. Such Grantor shall not permit any Equipment with a value of $1,000,000 or more to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.
          (e) Titled Vehicles. Upon Administrative Agent’s request (provided that prior to the occurrence of an Event of Default, such request shall be reasonable), such Grantor shall provide a list of all of its owned vehicles covered by a certificate of title and deliver to the Administrative Agent the original of any title certificate with respect to such vehicles and provide and/or file all other documents or instruments necessary to have the Lien of the Administrative Agent noted on any such certificate or with the appropriate state offices.
     4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all (x) Chattel Paper and Instruments with a value of $100,000 individually or in the aggregate, or (y) any certificated Securities, in each case, constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter (but in no event later than three Business Days after receipt) deliver to the Administrative Agent (x) Chattel Paper and Instruments with a value of $25,000 individually or $100,000 in the aggregate, or (y) any certificated Securities, in each case, constituting Collateral obtained after the Effective Date, (c) upon the Administrative Agent’s reasonable request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and promptly thereafter (but in no event later than three Business Days after such request) deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Administrative Agent’s reasonable request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral; provided, that the Lien granted hereunder shall attach and such property shall be considered part of the Collateral despite any Grantor’s failure to deliver an Amendment.
     4.5. Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary, within 15 days of acquiring such Collateral to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control.
     4.6. Pledged Collateral.
          (a) Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing; in each case, except as expressly permitted by Sections 6.03 or 6.04 of the Credit Agreement.
          (b) Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor or as expressly permitted by Sections 6.04 and 6.08 of the Credit Agreement. Any additional Equity Interests issued by a Grantor (other than Holdings) shall be subject to the Lien hereunder.

          (c) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties.
          (d) Exercise of Rights in Pledged Collateral.
          (i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.
          (ii) Such Grantor will permit the Administrative Agent or its nominee at any time during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.
          (iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and
          (iv) All Excluded Payments and all other distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
     4.7. Intellectual Property.
          (a) Upon the Administrative Agent’s request, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary for the Administrative Agent to attach the Lien hereunder in any License held by such Grantor and to enforce the security interests granted hereunder.
          (b) Such Grantor shall notify the Administrative Agent immediately if it knows that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, except where the abandonment or dedication to the public of such Patent, Trademark, or Copyright could not reasonably be expected to have a Material Adverse Effect, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except as could not reasonably be expected to have a Material Adverse Effect.

          (c) Such Grantor agrees that should it file, either directly or through any agent, employee, licensee or designee, an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving (“After-Acquired Intellectual Property”), concurrently with delivery of the financial statements under Section 5.01(b) of the Credit Agreement for the month in which such application was filed, such Grantor shall give written notice to the Administrative Agent identifying such After-Acquired Intellectual Property, and, upon request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may reasonably request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark or Copyright (subject to the limitations set forth in Section 3.10), and the General Intangibles of such Grantor relating thereto or represented thereby.
          (d) Such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each Patent, Trademark and Copyright owned by such Grantor (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.
          (e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright owned by such Grantor is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Grantor shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.
     4.8. Commercial Tort Claims. Such Grantor shall promptly, and in any event within three Business Days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim (as defined in the UCC) with a value of $100,000 or more and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.
     4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, that has a face amount of $100,000 or more, it shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.
     4.10. Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral with a value of $100,000 or more which constitutes a claim against the U.S. government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.
     4.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.
     4.12. Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended, and provide the Administrative Agent and Lenders with “Life of Loan” coverage.
          (b) All insurance policies required hereunder and under Section 5.09 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent.
          (c) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent promptly upon request. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Grantors’ expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantors’ failure to maintain such insurance or pay any premiums therefor.
     4.13. Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral in excess of $100,000 is stored or located as of the Effective Date, which Collateral Access Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. With respect to any such location, if the Administrative Agent has not received a Collateral Access Agreement by the thirtieth day after the Effective Date, the Borrowers’ otherwise Eligible Inventory at that location shall be excluded from the Borrowing Base unless an adequate Reserve has been established by the Administrative Agent (provided that any rent Reserve in effect immediately prior to the Effective Date under the Existing Credit Agreement shall remain in effect during such thirty day period). After the Effective Date, no real property or warehouse space shall be leased by such Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date, unless and until (i) with respect to leased locations where 25% or more of the Loan Parties’ Inventory is located, the applicable Grantor shall have complied with Section 5.13(d)(ii) of the Credit Agreement or (ii) with respect to any other location, the Loan Parties shall have used commercially reasonable efforts to obtain a satisfactory Collateral Access Agreement with respect to such location; provided, that (x) if a Collateral Access Agreement has not been obtained with respect to any location described in clause (ii), the Borrowers’ otherwise Eligible Inventory at any such location shall be excluded from the Borrowing Base unless a Reserve acceptable to Administrative Agent has been established. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse or other location where any Collateral is or may be located subject, however, to such Grantor’s right to contest the validity or amount of such obligations in accordance with Section 5.04 of the Credit Agreement
     4.14. Deposit Account Control Agreements. Such Grantor will provide to the Administrative Agent a Deposit Account Control Agreement, duly executed on behalf of the applicable financial institution, for each deposit account of such Grantor (other than Excluded Accounts); provided that the Administrative Agent may, in its discretion, defer delivery of any such Deposit Account Control Agreement, establish a Reserve with respect to any deposit account for which the Administrative Agent has not received such Deposit Account Control Agreement, and require such Grantor to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement.
     4.15. Change of Name or Location; Change of Fiscal Year. Except as expressly permitted by the Credit Agreement, such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least fifteen days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Secured Parties, in any Collateral); provided that any new location shall be in the continental United States of America..
     4.16. Assigned Contracts. Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Assigned Contract held by such Grantor and to enforce the security interests granted hereunder. Such Grantor shall fully perform in all material respects all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of an Assigned Contract. Without limiting the generality of the foregoing, such Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Such Grantor shall notify the Administrative Agent and the Lenders in writing, promptly after such Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Administrative Agent on all further developments with respect thereto. Such Grantor shall deposit into a Collateral Deposit Account, for application to the Secured Obligations in accordance with Section 2.18 of the Credit Agreement, all amounts received by such Grantor as indemnification pursuant to its Assigned Contracts. If an Event of Default is then continuing, the Administrative Agent may, and at the direction of the Required Secured Parties shall, directly enforce such right in its own or such Grantor’s name and may enter into such settlements or other agreements with respect thereto as the Administrative Agent or the Required Secured Parties, as applicable, shall determine. In any suit, proceeding or action brought by the Administrative Agent for the benefit of the Secured Parties under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Grantor shall indemnify and hold the Administrative Agent and Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Grantor to or in favor of such obligor or its successors. All such obligations of such Grantor shall be and remain enforceable only against such Grantor and shall not be enforceable against the Administrative Agent or the Secured Parties. Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Administrative Agent’s or any Secured Party’s exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Neither the Administrative Agent nor any Secured Party shall be obligated to perform or fulfill any of such Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.
ARTICLE V
REMEDIES
     5.1. [Reserved]
     5.2. Remedies.
          (a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:
          (i) those rights and remedies provided in this Security Agreement, the Credit

Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Lenders prior to an Event of Default;
          (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
          (iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;
          (iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
          (v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.
          (b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
          (d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
          (e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full (other than contingent indemnification obligations in which no claim has been made), there remain Swap Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.

          (f) Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
          (g) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
     5.3. Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of an Event of Default, each Grantor will:
          (a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;
          (b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;
          (c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;
          (d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and
          (e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
     5.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided that, (i) with respect to any intellectual property that is owned by such Grantor, the license granted herein shall be subject to reasonable quality control measures to the extent required to maintain such intellectual property and (ii) with respect to any intellectual property that is licensed by such Grantor, (x) the license granted herein shall be subject to the quality control measures required by the applicable underlying license agreement, and (y) no such license shall be granted to the extent that such grant would, in the written, reasoned opinion of counsel to such Grantor, violate the express terms and conditions of any agreement pursuant to which such intellectual property is licensed to such Grantor, and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.
ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
     6.1. Account Verification. The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
     6.2. Authorization for Administrative Agent to Take Certain Action.
          (a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of its security interest in the Collateral, (ii) in accordance with the provisions of the Loan Documents, to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral as Agent is to have Control over in accordance with the terms hereof, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except Liens expressly permitted by Section 6.02 of the Credit Agreement), (vii) to contact Account Debtors for any reason, (viii) upon the occurrence and continuation of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) upon the occurrence and continuation of an Event of Default, to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) upon the occurrence and continuation of an Event of Default, to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) upon the occurrence and continuation of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xii) upon the occurrence and continuation of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) upon the occurrence and continuation of an Event of Default, to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) upon the occurrence and continuation of an Event of Default, to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out its rights under this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any documented expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
          (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.
     6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.
     6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY LENDER OR SECURED PARTY, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS
     7.1. Collection of Receivables.
          (a) On or before the date hereof, each Grantor shall (a) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account (other than Excluded Accounts) maintained by such Grantor into which any cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a “Collateral Deposit Account”), and (b) establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each, a “Lock Box Agreement”). As of the Effective Date, all of the Collateral Deposit Accounts, other Deposit Accounts and Lock Boxes are listed on Exhibit B. After the date hereof, each Grantor will comply with the terms of Section 7.2.
          (b) Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. The Administrative Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall any Grantor remove any item from a Lock Box or a Collateral Deposit Account without the Administrative Agent’s prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall, within one Business Day of receipt thereof, deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by Borrowers with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.
     7.2. Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account or other Deposit Account (other than Excluded Accounts), or establishing a new Lock Box, each Grantor shall (a) obtain the Administrative Agent’s consent in writing to the opening of such Collateral Deposit Account or other Deposit Account or establishing of such Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account or other Deposit Account, to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account or other Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.
     7.3. Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement. The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied in full, shall be deposited by the Administrative Agent into such Grantor’s general operating account with the Administrative Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any documented attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.
ARTICLE VIII
GENERAL PROVISIONS
     8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
     8.2. Limitation on Administrative Agent’s and Lenders’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
     8.3. Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
     8.4. Administrative Agent Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
     8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
     8.6. [Reserved]
     8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Secured Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made and Letters of Credit which have been terminated, cash-collateralized or back-stopped in a manner acceptable to the Administrative Agent and the Issuing Bank in their sole discretion).

     8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
     8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     8.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent hereunder.
     8.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
     8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
     8.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (other than contingent indemnification obligations for which no claim has been made and Letters of Credit which have been terminated, cash-collateralized or back-stopped in a manner acceptable to the Administrative Agent and the Issuing Bank in their sole discretion) and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding.
     8.15. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

     8.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     8.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
     8.18. WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
     8.19. Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Lenders or any Grantor, and any claim for Patent, Trademark or Copyright infringement); provided that such indemnity shall not, as to any indemnified party, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party.
     8.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE IX
NOTICES
     9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent, and deemed received, in accordance with Section 9.01 of the Credit Agreement.
     9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 9.01 of the Credit Agreement.
ARTICLE X
THE ADMINISTRATIVE AGENT
     JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS: DAIRYLAND USA CORPORATION
By /s/ Kenneth Clark
Name: Kenneth Clark
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC
By /s/ Kenneth Clark
Name: Kenneth Clark
Title: Chief Financial Officer

BEL CANTO FOODS, LLC
By /s/ Kenneth Clark
Name: Kenneth Clark
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE WEST COAST, LLC
By /s/ Kenneth Clark
Name: Kenneth Clark
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC
By /s/ Kenneth Clark
Name: Kenneth Clark
Title: Chief Financial Officer

THE CHEFS’ WAREHOUSE, INC.
By /s/ Kenneth Clark
Name: Kenneth Clark
Title: Chief Financial Officer

CHEFS’ WAREHOUSE PARENT, LLC
By /s/ Kenneth Clark
Name: Kenneth Clark
Title: Chief Financial Officer

ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, N.A.
By:	/s/ Mark Cuccinello
	Name:	Mark Cuccinello
	Title:	Senior Vice President

Exhibit A
Grantor Information

I. Name of Grantor	II. Jurisdiction of Organization	III. Type of Entity	IV. Organizational Identification No.	V. FEIN	VI. Places of Business	VI. Mailing Address and Chief Executive Office
Dairyland USA Corporation	New York	Corporation	N/A	13-3286147	1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474	100 East Ridge Road, Ridgefield, CT 06877

					240 Food Center Drive, Bronx, New York 10474

					700 Plaza Drive, Secaucus, New Jersey 07094

Bel Canto Foods, LLC	New York	Limited Liability Company	N/A	11-3568623	1300 Viele Avenue, Bronx, New York 10474	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse Mid-Atlantic, LLC	Delaware	Limited Liability Company	3307428	13-4166347	7477 Candlewood Road, Hanover, Maryland 21076	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse West Coast, LLC	Delaware	Limited Liability Company	3943578	20-2591398	3595 E. Patrick Lane, Las Vegas, NV 89120	100 East Ridge Road, Ridgefield, CT 06877

					16633 E. Gale Avenue, City of Industry, CA 91748

					31177 Wiegman Road, Hayward, CA 94544

I. Name of Grantor	II. Jurisdiction of Organization	III. Type of Entity	IV. Organizational Identification No.	V. FEIN	VI. Places of Business	VI. Mailing Address and Chief Executive Office
The Chefs’ Warehouse, Inc.	Delaware	Corporation	3987325	20-3031526	100 East Ridge Road, Ridgefield, CT 06877	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse of Florida, LLC	Delaware	Limited Liability Company	4830008	27-2714849	3595 E. Patrick Lane, Las Vegas, NV 89120	100 East Ridge Road, Ridgefield, CT 06877

Chefs’ Warehouse Parent, LLC	Delaware	Limited Liability Company	4884114	27-3682938	100 East Ridge Road, Ridgefield, CT 06877	100 East Ridge Road, Ridgefield, CT 06877

VII. Locations of Collateral
(a) Properties Owned by the Grantors: None.
(b) Properties Leased by the Grantors:

Grantor	Locations of Collateral	Landlord
Dairyland USA Corporation

	1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474	The Chefs’ Warehouse Leasing Co., LLC

	240 Food Center Drive, Bronx, New York 10474	The City of New York leases to A.L. Bazzini Co., Inc.; A.L. Bazzini Co., Inc. subleases to Dairyland USA Corporation

	700 Plaza Drive, Secaucus, New Jersey 07094	Harmon Meadow Plaza, Inc. (lease agreement)

Bel Canto Foods

	1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474	The Chefs’ Warehouse Leasing Co., LLC (sublease agreement)

	240 Food Center Drive, Bronx, New York 10474	The City of New York leases to A.L. Bazzini Co., Inc.; A.L. Bazzini Co., Inc. subleases to Dairyland USA Corporation

	700 Plaza Drive, Secaucus, New Jersey 07094	Harmon Meadow Plaza, Inc. (lease agreement)

The Chefs’ Warehouse Mid-Atlantic, LLC

	7477 Candlewood Road, Hanover, Maryland 21076	Candlewood Road Property, LLC (lease agreement)

The Chefs’ Warehouse West Coast, LLC

	1633 E. Gale Avenue, City of Industry, CA 91748	LBA Realty, LLC (lease agreement)

	3595 E. Patrick Land, Las Vegas, NV 89120	KTR LV IV LLC (assignment of a lease agreement)

Grantor	Locations of Collateral	Landlord
	3117 Wiegman Road, Hayward, CA 94544	EastGroup Properties L.P. (lease agreement)

The Chefs’ Warehouse Florida, LLC

	3535 NW 60th Street, Miami, FL 33142	Two Ho Management, Inc. (lease agreement)

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements: None.

VIII. Information Required by Section 3.6:

Grantor	Trade Names/Names Used in Past Five Years
Dairyland USA Corporation	• The Chefs’ Warehouse

• Winters Seafoods

• Dairyland

• Dairyland USA

The Chefs’ Warehouse Mid-Atlantic, LLC	• The Chefs’ Warehouse, LLC

The Chefs’ Warehouse, Inc.	• Chefs’ Warehouse Holdings, LLC

Bel Canto Foods, LLC	• Bel Canto Food

• Bel Canto Foods

• Bel Canto

Exhibit B
Deposit Accounts

COLLATERAL
DEPOSIT
		ACCOUNT			ACCOUNT
GRANTOR	BANK	NUMBER	TYPE	PURPOSE	[YES/NO]
Dairyland USA Corporation	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Credit Card	Collections/ Disbursements	YES

Dairyland USA Corporation	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements	NO

Bel Canto Foods, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements	NO

The Chefs’ Warehouse Mid-Atlantic, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements	NO

The Chefs’ Warehouse	JP Morgan Chase Bank	[*CONFIDENTIAL*]	Operating	Disbursements	NO

COLLATERAL
DEPOSIT
		ACCOUNT			ACCOUNT
GRANTOR	BANK	NUMBER	TYPE	PURPOSE	[YES/NO]
West Coast, LLC	Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President

Dairyland USA Corporation	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements	NO

Bel Canto Foods, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements	NO

The Chefs’ Warehouse Mid-Atlantic, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements	NO

COLLATERAL
DEPOSIT
		ACCOUNT			ACCOUNT
GRANTOR	BANK	NUMBER	TYPE	PURPOSE	[YES/NO]
The Chefs’ Warehouse West Coast, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements	NO

The Chefs’ Warehouse West Coast, LLC	Bank of America Puente Hills 1605 S. Azusa Ave Hacienda Heights CA 91745	[*CONFIDENTIAL*]	DDA	Driver Cash Collections /Petty Cash Disbursements	NO

The Chefs’ Warehouse, Inc.	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Collections/ Disbursements	Account not used and is to be closed.	NO

Dairyland USA Corporation	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For New York and Tri State Area Collections	YES

Bel Canto Foods, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For New York and Tri State Area Collections	YES

COLLATERAL
DEPOSIT
		ACCOUNT			ACCOUNT
GRANTOR	BANK	NUMBER	TYPE	PURPOSE	[YES/NO]
The Chefs’ Warehouse Mid-Atlantic, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For Maryland and Surrounding Area Collections	YES

The Chefs’ Warehouse West Coast, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For West Coast Collections	YES

The Chefs’ Warehouse of Florida, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For Florida Area Collections	YES

The Chefs’ Warehouse of Florida, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/Disbursements	NO

COLLATERAL
DEPOSIT
		ACCOUNT			ACCOUNT
GRANTOR	BANK	NUMBER	TYPE	PURPOSE	[YES/NO]
The Chefs’ Warehouse of Florida, LLC	JP Morgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Control Disbursement	Disbursements	NO

Exhibit C
Letter of Credit Rights and Chattel Paper
None.

Exhibit D
Patents, Trademarks, Copyrights
Patents and Patent Applications
None
Copyright Applications and Registrations
None
Trademark Applications and Registrations

Trademark	Database	Status	Reg. No./Date	Owner
BELARIA	U.S. Federal	Registered	1508403 11-OCT-1988	BEL CANTO FOODS LLC

ST. LUC	U.S. Federal	Registered	3491990 26-AUG-2008	BEL CANTO FOODS LLC

ST. LUC	U.S. Federal	Registered	2438333 27-MAR-2001	BEL CANTO FOODS LLC

PIER FRANCO	U.S. Federal	Registered	2016132 12-NOV-1996	BEL CANTO FOODS, LLC

GRAND RESERVE	U.S. Federal	Registered	1407847 02-SEP-1986	DAIRYLAND USA CORPORATION

PATISSE	U.S. Federal	Registered	3541721 02-DEC-2008	DAIRYLAND USA CORPORATION

PATISSE FINE PASTRY INGREDIENTS	U.S. Federal	Registered	3697104 13-OCT-2009	DAIRYLAND USA CORPORATION

THE CHEFS’ WAREHOUSE	U.S. Federal	Registered	3539456 02-DEC-2008	DAIRYLAND USA CORPORATION

ZOCOCAO	U.S. Federal	Registered	3206633 06-FEB-2007	DAIRYLAND USA CORPORATION

ZOCOCAO	U.S. Federal	Registered	3002843 27-SEP-2005	DAIRYLAND USA CORPORATION

SPOLETO	U.S. Federal	Registered	2452543 22-MAY-2001	DAIRYLAND, USA CORPORATION

Exhibit E
Filing Requirements
None.

Exhibit F
Fixtures
A.
I. Address: 1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474. Bronx County.
II. Name and Address of Owner of Property: The Chefs’ Warehouse Leasing Co., LLC, 1300 Viele Avenue, Bronx, NY 10474.
B.
I. Address: 240 Food Center Drive, Bronx, New York 10474.
II. Name and Address of Owner of Property: The City of New York, 200 Food Center Drive, Bronx, New York 10474
C.
I. Address: 700 Plaza Drive, Secaucus, New Jersey 07094.
II. Name and Address of Owner of Property: Harmon Meadow Plaza, Inc., 400 Plaza Drive, P.O. Box 1515, Secaucus, NJ 07096-1515.
D.
I. Address: 7477 Candlewood Road, Hanover, Maryland 21076.
II. Name and Address of Owner of Property: Candlewood Road Property, LLC, c/o Dairyland USA Corporation, 1300 Viele Avenue, Bronx, NY 10474.
E.
I. Address: 3595 E. Patrick Lane, Las Vegas, NV 89120.
II. Name and Address of Owner of Property: KTR LV IV LLC, c/o KTR Capital Partners, LLC, Five Tower Bridge, 300 Barr Harbor Drive, Suite 150, Conshohocken, PA 19428.
F.
I. Address: 16633 E. Gale Avenue, City of Industry, CA 91748.
II. Name and Address of Owner of Property: Gale Julian, LLC, c/o Kennedy Associates Real Estate Counsel, Inc., 1215 Fourth Avenue, Suite 2400, Seattle, Washington 98161.
G.
I. Address: 31177 Wiegman Road, Hayward, CA 94544.
II. Name and Address of Owner of Property: EastGroup Properties, L.P., c/o WP Investments, 2101 Woodside Road, Woodside, CA 94062.

Exhibit G
List of Pledged Collateral, Securities and Other Investment Property

STOCKS

					Percentage of
Name of		Certificate	Number of		Outstanding
Grantor	Issuer	Number(s)	Shares	Class of Stock	Shares
The Chefs’	Dairyland USA Corporation	26	100	Common	100%
Warehouse, Inc.
OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

			Percentage Ownership
Name of Grantor	Issuer	Description of Collateral	Interest
The Chefs’ Warehouse, Inc.	Chefs’ Warehouse Parent, LLC	LLC Interests	100%

Dairyland USA Corporation	Bel Canto Foods, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	The Chefs’ Warehouse West Coast, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	The Chefs’ Warehouse of Florida, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	The Chefs’ Warehouse Mid-Atlantic, LLC	LLC Interests	100%

Exhibit H
Filing Offices

Grantor	Filing Office
Dairyland USA Corporation	New York Department of State

Bel Canto Foods, LLC	New York Department of State

The Chefs’ Warehouse Mid-Atlantic, LLC	Delaware Secretary of State

The Chefs’ Warehouse West Coast, LLC	Delaware Secretary of State

The Chefs’ Warehouse, Inc.	Delaware Secretary of State

The Chefs’ Warehouse of Florida, LLC	Delaware Secretary of State

Chefs’ Warehouse Parent, LLC	Delaware Secretary of State

EXHIBIT I
(See Section 4.4 and 4.8 of Security Agreement)

AMENDMENT
This Amendment, dated ________________, ___ is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated August 2, 2011, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent (as amended or modified from time to time, the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Percentage of
Name of		Certificate	Number of		Outstanding
Grantor	Issuer	Number(s)	Shares	Class of Stock	Shares

BONDS

Name of
Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of
Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

Percentage Ownership
Name of Grantor	Issuer	Description of Collateral	Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Case Number; Name of
Court where Case was
Name of Grantor	Description of Claim	Parties	Filed

Exhibit J

Assigned Contracts
None.

Exhibit K

Commercial Tort Claims
None.